UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2012

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Clarendon Street, Floor 25 Boston, MA	02116
(Address of principal executive offices)	(Zip code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

On April 2, 2012, Atlantic Power Corporation (the “Company”) issued a press release announcing the purchase of an additional interest in its Canadian Hills wind power project in Oklahoma and related transactions.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in that filing.

Item 8.01.              Other Events.

On March 30, 2012, the Company completed the purchase of an additional 48% interest in the Company’s Canadian Hills 300 MW wind power development project located near El Reno, Oklahoma, 20 miles west of Oklahoma City (the “Project”) for a nominal amount, bringing the Company’s total interest in the Project to 99%.   The Project was developed by Apex Wind Energy Holdings, LLC (“Apex”), which will retain a 1% interest in the Project.  The Project, which is expected to deploy Mitsubishi 2.4 MW MWT102 and REpower 2.05 MW MM92 wind turbines, has long-term power purchase agreements for 100% of its output with Southwestern Electric Power Company, Oklahoma Municipal Power Authority and Grand River Dam Authority.  Apex earned a development fee and will manage construction of the Project, and, upon commencement of operations, currently expected in November 2012, the Company will oversee operations and be the asset manager.

Construction under the terms of a fixed-price, balance of plant contract is expected to begin immediately, with total cost for the Project expected to be approximately $470 million.  Construction and development costs will initially be funded with the proceeds of up to $310 million non-recourse, project-level construction financing facility, which also closed on March 30, 2012.  The facility, for which Morgan Stanley serves as sole lead arranger, includes a $290 million construction loan and a $20 million 5-year letter of credit facility.  Proceeds from the construction loan were used in part to repay the development costs previously advanced by the Company. The construction loan is expected to be repaid with tax equity investments by institutional investors at the time the Project commences commercial operations.

In connection with the closing of the construction financing facility, the Company committed to invest approximately $180 million in equity (net of financing costs) to cover the balance of the construction and development costs, expected to be drawn following disbursement of the construction loan. The Company anticipates funding its equity commitment with the proceeds of one or more financing arrangements, including offerings of convertible debentures and common stock, borrowings under its revolving credit facility or other senior debt facilities or issuances, or a combination thereof. The sources of financing for the Company’s equity commitment will depend upon a variety of factors, including market conditions.  The Company has received an approximately $360 million bridge facility commitment from Morgan Stanley to provide flexibility in the timing of the tax equity and permanent capital raise.

Forward-Looking Statements

Certain statements in Current Report on Form 8-K constitute “forward-looking statements”, which reflect the expectations of the Company regarding its investment in the Project.  These forward-looking statements reflect current expectations regarding future events and operating performance and speak only as of the date of this report.  These forward-looking statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to:

•                  the assumption that construction of the Project will begin immediately and that the Project will be fully operational by November 2012;

•                  the assumption that the construction loan will be repaid by tax equity investment when the Project commences commercial operation; and

•                  the assumptions relating to the timing and funding of the Company’s approximately $180 million equity investment.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not, or the times at or by which, events will occur.  In addition to the assumptions described above, reference should also be made to the factors discussed under “Risk Factors” in the Company’s periodic filings with the Securities and Exchange Commission.  Although the forward-looking statements contained in this report are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material.  These forward-looking statements are made as of the date of this report and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: April 5, 2012	By:	/s/ Barry E. Welch
Name: Barry E. Welch
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release